  EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the use in this Amendment No. 1 to Registration Statement of The Greater Cannabis Company, Inc. on Form S-1 of my report dated June 20, 2017, appearing in the Prospectus, which is part of this Registration Statement. I also consent to the reference to the firm under the heading “Experts” in such Prospectus.

/s/ Michael T. Studer CPA P.C.

Michael T. Studer CPA P.C.

Freeport, New York

July 19, 2017